UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 17, 2016

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1098 Hamilton Court Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

(a)

On March 17, 2016, BioPharmX Corporation, a Delaware corporation (the “Company”), filed with the Secretary of State of the State of Delaware a Certificate of Elimination (the “Certificate of Elimination”), with respect to 5,500,000 shares of unissued Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). The Series A Preferred Stock had been designated pursuant to the Amended and Restated Designations, Preferences and Rights of Series A Preferred Stock filed with the Delaware Secretary of State on May 11, 2015. Upon filing the Certificate of Elimination, the 5,500,000 shares of Series A Preferred Stock were returned to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series or rights, preferences, privileges or limitations.

The foregoing summary of the Certificate of Elimination is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is set forth as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

3.1	Certificate of Elimination of Certificate of Designations, Preferences and Rights of Series A Preferred Stock of BioPharmX Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: March 18, 2016	By:	/s/ JAMES R. PEKARSKY
	Name:	James R. Pekarsky
	Title:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination of Certificate of Designations, Preferences and Rights of Series A Preferred Stock of BioPharmX Corporation